                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[X] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                        Northstar Health Services, Inc.
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               (Name of Registrant as Specified in its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                         Date of Filing: March 7, 1997

Payment of Filing Fee (Check the appropriate box):
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[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
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previously.  Identify the previous filing by registration statement number, or
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

PRELIMINARY

                        NORTHSTAR HEALTH SERVICES, INC.
                            665 Philadelphia Street
                          Indiana, Pennsylvania 15701
                                 (412) 349-7500

                     -------------------------------------

         REVOCATION OF CONSENT STATEMENT OF THE BOARD OF DIRECTORS OF
                        NORTHSTAR HEALTH SERVICES, INC.

                      -----------------------------------

     This revocation of Consent Statement is furnished by the Board of Directors of Northstar Health Services Inc. (the "Company") to the holders of outstanding shares of its Common Stock, par value $ 0.01 per share ("Common Stock") in opposition to the solicitation by Thomas A. Zaucha ("Zaucha"), Joseph F. Micallef, Chairman and Chief Executive Officer, Associated Sales Tax Consultants Inc., and Basil J. Asciutto, Chief Operating Officer of Commonwealth Associates, L.P. ("Commonwealth") collectively referred to as the "Committee" of written stockholder consents to (i) amend Article III, Section 1 of the By-laws of the Company to set the number of directors on the Board of Directors of the Company at eleven, to eliminate the classified Board of Directors and to affirm the ability of a majority of stockholders to remove directors without cause; (ii) elect the five Committee nominees as directors of the Company; and (iii) remove from the Board of Directors all of the present directors other than Zaucha.

     EXCEPT FOR ZAUCHA, THE BOARD OF DIRECTORS OF THE COMPANY VIGOROUSLY OPPOSES THE COMMITTEE'S SOLICITATION OF CONSENTS AND URGES YOU NOT TO SIGN OR RETURN ANY BLUE CONSENT CARD SENT TO YOU BY THE COMMITTEE. IF YOU HAVE PREVIOUSLY SIGNED AND RETURNED ANY SUCH BLUE CONSENT CARD TO THE COMMITTEE, YOU HAVE EVERY RIGHT TO CHANGE YOUR MIND.

     THE BOARD IS ASKING FOR YOUR SUPPORT. THE BOARD URGES YOU TO SIGN, DATE AND MAIL THE ENCLOSED YELLOW REVOCATION OF CONSENT CARD AS SOON AS POSSIBLE TO REVOKE ANY AND ALL PRIOR CONSENTS IN THE POSTAGE-PAID ENVELOPE PROVIDED.

     SUPPORT YOUR CURRENT BOARD WHOM ZAUCHA IS SEEKING TO OUST:

                                Steven N. Brody
                            Charles B. Jarrett. Jr.
                             Hon. Timothy L. Pesci
                             Robert J. Smallacombe
                                David D.  Watson


     Questions concerning the voting of your shares of Common Stock should be directed to the Company's proxy solicitor:

                           GEORGESON & COMPANY INC.,
                               Wall Street Plaza
                            New York, New York 10005
                          Toll-free at 1-800-223-2064.

                           THE COMMITTEE'S PROPOSALS

     The Committee is seeking written consents of the Company's stockholders to remove from the Board all of the present directors other than Zaucha and to replace them with nominees designated by the Committee.

     THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE PROPOSALS MADE BY THE COMMITTEE ARE NOT IN THE BEST INTERESTS OF THE COMPANY'S STOCKHOLDERS AND URGES THE STOCKHOLDERS TO REJECT THE COMMITTEE'S PROPOSALS.

     The Board of Directors OPPOSES the Committee's proposal to replace the current directors with the following individuals:

                         Lawrence F. Jindra, M.D.
                         James H. McElwain
                         Mark G. Mykityshyn
                         Roger J. Reschini
                         David B. White

     The Board of Directors OPPOSES the Committee's proposal to amend Article III, Section 1 of the Bylaw to eliminate the classified Board of Directors, set the number of directors on the Board of Directors at eleven (11) and to affirm the ability of a majority of the stockholders, once the Board of Directors is no longer classified, to remove directors without cause, as follows:

     "RESOLVED, that Article III, Section 1 be amended to read in its entirety as follows:

          The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all acts that are not by law, the Certificate of Incorporation, or these By-laws directed or required to be exercised or performed by the stockholders. The Board of Directors shall be comprised of eleven (11) directors. Each director shall serve for a term of one year and shall hold offices until such director's successor is elected and qualified or until such director's earlier resignation or removal. Directors may be removed without cause by the holders of a majority of the shares entitled to vote. Directors need not be stockholders."


                             THE CONSENT PROCEDURE

Voting Securities and Record Date

     As of February 5, 1997, the Company had 6,229,718 shares of Common Stock outstanding. Pursuant to the request of the Committee, February 5, 1997 has been set as the record date for the determination of stockholders entitled to express or withhold their consent to the Committee Proposals. Each share of Common Stock represents one vote and only such holders of record are entitled to express or withhold consent to the Committee Proposals.

Effectiveness of Consents

     Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, stockholders may act without a meeting without prior notice and without a vote, if consents in writing setting forth the action to be taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Company's Certificate of Incorporation does not prohibit stockholder action by written consent. In order to be approved by the Company's stockholders, the Committee Proposals require consents signed

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

by a majority of the holders of the Company's Common Stock outstanding at the close of business on February 5, 1997. In order to approve the Committee's Proposal, to remove directors, a vote of two-thirds of the Company's Common Stock outstanding is required. Under Delaware law, corporate action by written consent may not occur more than sixty days after the earliest dated consent properly delivered to the Company.


                             EFFECT OF YELLOW CARD

     The Company's Board of Directors is soliciting AGAINST the Committee Proposals. By executing the yellow card stockholders will revoke any earlier dated consent card solicited by the Committee which they may have signed. Shares represented by the yellow card will be voted as indicated thereon as a revocation of consent as to all shares held by the shareholder in all capacities.

     Any stockholder executing and delivering the enclosed yellow card may revoke such action by signing and returning a later dated consent card solicited by the Committee.

     The Board urges you NOT to sign any consent card sent to you by the Committee. Whether or not you have previously executed a consent card, the Board urges you to show your support for the Board by executing and dating the enclosed yellow card solicited by the Board, and to mail it in the enclosed postage prepaid envelope as soon as possible.


                                   BACKGROUND

Zaucha Sells Keystone to Northstar

     In 1995, Mark DeSimone, former Chairman, CEO and President of Northstar ("DeSimone") entered into negotiations with Zaucha, the founder and 100% owner of Keystone Rehabilitation Systems ("Keystone") regarding a possible merger of Northstar and Keystone. Keystone advisers, including Steven Brody ("Brody"), an independent consultant with Keystone since 1991, and David Watson ("Watson"), the Chief Operating Officer of Keystone, advised Zaucha not to merge Keystone with Northstar because of issues of management competency and accuracy of financial information. Despite this advice, Zaucha proceeded with the merger, even accelerating the due diligence process. The Northstar acquisition of Keystone closed on November 15, 1995, and on that day, pursuant to the terms of the merger, Zaucha became CEO of Northstar.

     The deal Zaucha struck with DeSimone was very lucrative for Zaucha. As CEO, Zaucha receives compensation in the amount of $275,000 per year. As consideration for the merger, the Shareholders of Keystone, Zaucha, Alice L. Zaucha and the Zaucha Family Limited Partnership (collectively the "Keystone Shareholders"), received the following: (i) $2.5 million in cash; (ii) a Time Note due January 3, 1996 in the aggregate principal amount of $5.1 million;
(iii) a five-year, interest free Term Note in the aggregate principal amount of $2.625 million; (iv) an agreement by Northstar to issue, on January 3, 1996, a three-year, 6% Term Note in the aggregate principal amount of $2.4 million; and
(v) an agreement by Northstar to issue to Keystone Shareholders, on January 3, 1996, an aggregate of 944,351 shares of common stock with a guaranteed value of $5,600,000; (vi) an employment agreement; and (vii) earn outs paid annually based on Keystone's EBITA each year for five years, potentially worth an aggregate of $8.27 million.


Zaucha's Keystone Earn Outs

     Northstar agreed to make additional "earn out" payments to Zaucha of $1,600,000 per year in the event that Keystone's "EBITA" exceeds $2,500,000 in any year from 1996 to 2000, inclusive. EBITA is defined, generally, to mean Keystone's earnings (including earnings from any internally generated facility or contract but excluding earnings from any facility or contract acquired from third Parties) before taxes, interest, depreciation and amortization. In the event an earn out is not earned and, therefore, not paid in any given year, the earn out will be paid in the next year if the EBITA in such next year exceeds the greater of $3,200,000 or $2,500,000 plus the amount of the EBITA shortfall in such prior year. Additionally, the Keystone Shareholders could receive an earn out of up to approximately $270,000 in the event that Keystone's EBITA for 1995 exceeds $2,500,000 (as adjusted to exclude certain pre-merger expenses that will not recur). These earn outs accelerate if there is a change in control of Keystone.


KPMG Resigns Citing Concerns About Management

     In March 1996, KPMG Peat Marwick L.L.P. ("KPMG"), the Company's then-auditors, expressed serious concerns regarding certain accounting practices of the Northstar portion of the Company and certain related party transactions involving DeSimone and parties affiliated with him. KPMG advised Northstar that: (i) internal controls were not sufficient for preparation of reliable financial statements; (ii) information had come to KPMG's attention which made them unwilling to rely on management's representations and unwilling to be associated with the financial statements prepared by management; and (iii) the scope of the audit should be expanded significantly, as information had come to KPMG's attention that, if further investigated, might materially impact the fairness or reliability of previously issued financial statements. KPMG subsequently resigned on March 25, 1996.

     On March 21, 1996, in response to KPMG's concerns and prior to their resignation, Northstar, with Zaucha as Chairman, CEO and only other director, on the advice of counsel, appointed independent director and consultant Steven N. Brody, to head a special committee to: (i) investigate all matters relating to KPMG's withdrawal from the Northstar audit, including but not limited to mergers, acquisitions, all related party transactions, commissions and fees associated with these transactions, other business activities undertaken by Northstar; (ii) to do whatever was necessary to complete the investigation in a timely manner and facilitate the resumption and completion of the 1995 audit;
(iii) to immediately commence a search for qualified independent directors; (iv) to do whatever else is needed to discover and remedy any improper practices and transactions which may or may not have surrounded the events, activities and actions described above; (v) to evaluate Northstar's requirements to prevent recurrences of the matters which led to the resignation of KPMG, or any other situations which may arise in the conduct of the investigation, (vi) to report the findings to the Board; and (vii) to make recommendations consistent with the responsibilities of the independent committee of the Board ("Special Committee" or "Investigative Committee"). On the same date, the Investigative Committee retained Professor S. Michael Streib as Special Counsel to the Committee/1/.

     On March 26, 1996, Northstar publicly disclosed the resignation of its auditor, KPMG, the subsequent resignations of two directors, Mark Pitterich and DeSimone, who had been with Northstar since its inception in 1991, and the suspension of its former chief financial officer who served Northstar in that capacity prior to Northstar's acquisition of Keystone in November 1995.


     On May 20, 1996, in an effort to expand the Board of Directors and upon Zaucha's nomination, Robert J. Smallacombe ("Smallacombe") was appointed a member of the Board for a term of one year. Smallacombe had been referred to the Board by Arthur Andersen as a turnaround and crisis management expert. With the SEC filing problems, the delisting from the NASDAQ, and the creditor concerns, as hereinafter discussed, Smallacombe was appointed to the Board to look after shareholder interests and to preempt IBJ Schroder Bank & Trust Company ("IBJ Schroder") (the largest creditor


-------------
/1/ Professor S. Michael Streib, Esq., professor of law at Duquesne University Law School, is himself an accountant. Streib and Brody formed the initial Investigative Committee. In turn, Professor Streib and Brody interviewed litigation counsel and forensic accountants. With Zaucha's approval, Arthur Andersen was selected to provide forensic accounting services and the law firm of Manion, McDonough & Lucas, P.C. was chosen to provide legal services to investigate and pursue any remedies on behalf of the Company. Attorney Paul Manion's responsibilities were expanded to include defense of plaintiff shareholders' lawsuits brought against the Company and prior management. Manion, McDonough & Lucas have not been terminated by the Company as stated in the Committee's preliminary proxy materials.

of the Company) from sending in their own representative. Zaucha also made a motion which was unanimously approved by the Board that Smallacombe be employed as an independent consultant to the Company at a fee agreeable to the parties. During the same meeting, the Board unanimously approved the nomination of David Watson ("Watson"), the President of the Company, to the Board of Directors of the Company. Watson, a physical therapist with over 20 years of health-care experience had formerly been the Chief Operating Officer of Keystone.

     In May 1996, the Board unanimously appointed Smallacombe and Brody to serve on the Audit Committee of the Company, with Smallacombe acting as Chairman. The Audit Committee was considered essential to resolving serious problems with the Company's senior creditor, IBJ Schroder, and to secure an audit from a reputable public accounting firm. The Board also approved the formation of a Compensation Committee, consisting of Brody and Smallacombe. Zaucha, as Chairman of the Board, was an ex officio member of all Board committees.

     On May 31, 1996, trading of the Company's Common Stock on NASDAQ was suspended.

     In June, following the appointment of Smallacombe to the Board, Arthur Andersen, comfortable with the progress of the special investigation headed by Brody and the forensic accounting conducted by another division of Arthur Andersen, signed an engagement letter for a 1995 audit of the Company.

     On June 12, 1996, Zaucha asked the Board members to consider increasing the Board to seven, eight or more members. At no time since the November 1995 merger did Zaucha propose any member to the Board of Directors.

     During this time period, the Board, particularly through the Audit Committee chaired by Smallacombe, began to investigate the fairness of the rental rates charged by Zaucha for the property he leased to the Company. The Audit Committee subsequently determined that the rental rates charged to Northstar by Zaucha were well-above the rental rates for comparable space in comparable areas. Also, under scrutiny were the "earn outs" which DeSimone and Zaucha structured.

      On July 29, 1996, the Investigative Committee presented the Board with an Interim Report of the Committee set up to investigate the matters surrounding the withdrawal of KPMG from the Company's audit and the issues of related party transactions and management credibility (the "Report"). The Report indicated the extent of the fraud perpetrated by former CEO, DeSimone. The Special Committee identified Commonwealth Associates ("Commonwealth") as a prime subject of further investigation and a potential defendant in the racketeering act claims filed against DeSimone and others.

     In August 1996, shortly after the Report was released for review, Zaucha recommended that the independent investigation be shut down and that no further resources be expended to pursue Commonwealth and others whom the Investigative Committee's Special Counsel believed were involved with the fraud perpetrated against Northstar. The very directors, whom Zaucha is seeking to oust, opposed Zaucha's recommendation and moved to have the investigation continue in order to determine the role of Commonwealth in the fraud with a view to maximizing the Company's ability to collect damages in connection with its planned litigation.

     On August 7, 1996, despite Zaucha's opposition, the Board of Directors voted to remove Lisa S. Guarino as Chief Financial Officer for cause. Subsequently, the Board of Directors, opposed by Zaucha, requested that Arthur Anderson provide an interim Chief Financial Officer until a permanent replacement could be found.

     On September 10, 1996, John Lombardi, a Senior Manager at Arthur Andersen, who actively participated in the investigation, was unanimously approved by the Board as Chief Financial Officer of Northstar. Lombardi was hired, among other reasons, for his experience consulting troubled companies, including health-care companies.

     In October 1996, the Board, with the concurrence of the Special Counsel and the Company's litigation counsel, formally terminated its relationship with Commonwealth. The termination was triggered by: (i) Commonwealth maintaining contact with former management; (ii) Commonwealth refusing to cooperate with the

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

Company's representatives; and (iii) Commonwealth failing to perform due diligence with respect to the Company in 1995. Commonwealth was paid $1.8 million in fees during 1995 in connection with rendering due diligence advice for Northstar's secondary offering and other transactions.

     In the months of October to December 1996, the Board and management concluded a process of merging its operations and restructuring the Company./2/ During this time, per a request from IBJ Schroder, the Company's CFO, independent accountants and the Audit Committee of the Board prepared a business plan which was distributed to the Board of Directors on December 4, 1996. The plan dealt with a comprehensive restructuring of the Company's finances, including Zaucha's $5 million note and other obligations of the Company to Zaucha. All directors and officers, including Zaucha, acknowledged that the information set forth in the business plan was material and non-public, and that they should not engage in purchases or sales of the Company's securities until the Company's periodic reporting was brought current and the financial information, including elements of the business plan, were made public.

     Unbeknownst to Northstar's Board and undisclosed by Zaucha, Zaucha purchased 75,000 shares of the Company's common stock at prices ranging from $1.28 to $1.50 per share during December 1996 while in possession of information which was material and non-public./3/

     At a November 1996 Board of Directors meeting, Zaucha and Northstar's company counsel asked the Board to review the Company's Bylaw for possible changes.

     On November 4, 1996, the Board of Directors was expanded to five (5) directors and Charles B. Jarrett, Jr., a practicing attorney with Plowman, Spiegel and Lewis, P.C., and former Vice President, General Counsel and Secretary of Mellon National Corporation was nominated and approved for appointment to the Board. Despite Zaucha's June 12, 1996 request to expand the Board to seven, eight or more members, Zaucha remarkably opposed the expansion of the Board to five members. Zaucha abstained in regard to the approval of Jarrett to the Board but did not propose anyone in the alternative.

     On December 27, 1996, the Board of Directors was expanded to six (6) members and State Representative Hon. Timothy Pesci was unanimously appointed by the Board of Directors as a Board member. Pesci's extensive experience in the public sector assists the Company in the areas of compliance and regulatory affairs, as well as in understanding various healthcare payer markets from a regulatory perspective.

     At the same Board meeting, the Board unanimously adopted a stock option plan providing for the grant of options to purchase up to 1,500,000 shares of Company Common Stock to officers, directors, and key employees. This stock option plan was adopted by the directors: (i) to attract, retain, motivate and fairly compensate the executive officers who contribute to the long-term success of the Company; (ii) to attract, retain motivate and fairly compensate qualified independent consultants at competitive market rates for the time and commitment required during crisis management; and (iii) to satisfy existing contractual obligations to directors incurred by Zaucha. In designing the stock option plan, the Compensation Committee sought and utilized external data regarding compensation for directors, executives, consultants and special advisors in corporate recovery and turnaround situations. (See "Stock Option Plan" for a more detailed explanation.)

     On January 15, 1997, the Compensation Committee recommended and the Board, with the exception of Zaucha, approved the grant of 1,020,000 shares of the Common Stock of the Company for option grants pursuant to

----------------
/2/ According to the Company's management, Zaucha was totally inactive in this part of the project.

/3/ According to the Schedule 13D filed by the Committee, Zaucha purchased 10,000 shares at $1.50 per share on December 16, 1996; 15,000 shares at $1.50 per share on December 17, 1996; 25,000 shares at $1.50 per share and 25,000 shares at $1.28 per share on December 20, 1996.

the recommendation of the Compensation Committee and the fairness opinion prepared by an independent valuation consultant. Never, at any time, did Watson make the statement that the Committee attributes to him in their solicitation of consents.

     On January 21, 1997, in response to Zaucha's November request to review the Company's Bylaw and to amend the bylaws, the Board of Directors (with Zaucha now abstaining) adopted certain measures to ensure a stable composition of the Board, which was in the best interest of the Company. Acknowledging that regularly scheduled meetings, with adequate notice, best serve stockholder interests and provide the best opportunity for stockholders to properly consider actions to be taken and intending to present such amendments to the stockholders for approval at the next scheduled annual meeting, the Board adopted the following amendments to the bylaws:

     Article II, Section 4 of the bylaws was amended to read:

     "Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, by the Chairman of the board, if any, or the President, and shall be called by the President or Secretary at the request, in writing, of a majority of the Board of Directors. Such request shall state the purpose of the proposed meeting."

     Article II, Section 10 of the bylaws was deleted.

     Article III, Section 3(a) of the bylaws was amended to read as follows:

          "(a)Except as otherwise provided by law or the Certificate of Incorporation, any director or the entire Board of Directors may be removed, for good cause, by the holders of two-thirds (2/3) of the shares then entitled to vote at the election of directors."

     In November through January, the Board instructed Zaucha that he would have to work out the conflicts of interest that he had as creditor, landlord, shareholder and CEO and Chairman of the Board of Northstar.

     In early February, Zaucha informed the Board that he would present a proposal at the next Board meeting to correct his conflicts of interest.

     On February 5, 1997, Zaucha delivered his proxy solicitation materials to the Company's registered office in the state of Delaware with the stated intention of changing the present Board of Directors and management of the Company, changing the number and term of the directors, filling vacancies on the board and making changes in the Company's bylaws in furtherance of the foregoing. Zaucha also retained the services of the Company's former financial advisor, Commonwealth.

     The February 6, 1997 Board meeting was scheduled, in part, to discuss Zaucha's conflicts of interest. The meeting was unable to be called to order because Zaucha failed to appear for the meeting, then contacted the Board by telephone, and would not reveal where he was or whether he was alone.

     On February 10, 1997, Zaucha filed a Complaint for Declaratory and Injunctive Relief in the Court of Chancery of the State of Delaware in and for New Castle County. The Complaint seeks to invalidate the by-law changes adopted on January 21, 1997.

     On February 13, 1997, the Board removed Zaucha from his office as Chairman
of the Board and Chief Executive Officer for cause.   On the same date, the
Board appointed Brody Chairman of the Board of Directors. The Board voted to direct the Compensation Committee to prepare for the inclusion in a resolution, appropriate language declaring the option grants non-exercisable until such time as the grants had been presented to the stockholders. The Standards Sub-Committee of the Audit Committee presented a report to the Board advising it to renegotiate the leases with Zaucha at a more affordable rate. The Board, with the exception of Zaucha, adopted a resolution to that effect. Zaucha also informed the Board during the meeting that he had been advised not to present the proposal he had promised to correct the conflicts of interest but instead would later present a comprehensive plan.

     At the Board meeting held on February 17, 1997, Smallacombe was named Chief Executive Officer of Northstar and his consulting contract was recast as an employment contract with all other terms, including compensation remaining the same.

     The turn-around of Northstar following the fraud perpetrated against the Company by its former management is a process that requires considerable time and effort on the part of both the Board and management if the process is to be completed expeditiously and successfully. The current Board members, as described below, have extensive experience in the health-care industry, as well as, in turning companies in situations similar to Northstar's around. This process cannot be completed overnight. In the Board's view, it is also a process that, because of the Board's extensive knowledge of the Company's business, operations, and customers will be better carried out by the Board than by the Committee's nominees. The Board believes that the consent solicitation to which the Committee appears committed will only serve to distract the Board and management from their efforts on behalf of the Company's stockholders. In addition, the Board of Directors believes that the consent solicitation will further exacerbate the litigation faced by the Company and strain the Company's relationships with creditors. Accordingly, the Company's Board of Directors has determined that the Committee's solicitation of consents is not in the best interest of the Company or its stockholders and that the Company should solicit in opposition to the Committee's consent solicitation.


                   Accomplishments of the Board of Directors

     In the past year, the Board of Directors, has taken significant steps toward the complete recovery of the Company. The following is a list of those steps taken by the Board to increase shareholder value:

          . In July, 1996, the Investigative Committee presented an Interim Report which led to litigation and other actions against prior management to recover damages for the fraud perpetrated against the Company.

          . The Board participated actively with management to produce a Business Plan for the Company, which was completed in December 1996.

          . The Board restructured and improved alignment of corporate staff and field supervisory functions, reducing indirect administrative overhead by $1,500,000 per annum.

          . The Board negotiated a forbearance agreement with IBJ Schroder to avoid bankruptcy of Company.

          . The Board initiated and set up corporate governance systems and control through Audit, Compensation, Nominating and Standards Committees.

          . The Board participated actively in the recruitment of qualified independent directors and qualified professionals to provide counsel, investment banking, auditing, forensic investigation, systems and general management consulting, to facilitate the corporate recovery of Northstar.

          . The Board stabilized revenues in core operating units, while initiating new business opportunities in rehabilitation, healthcare networking and subacute care sectors.

         Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the indicated information as of December 31, 1996 with respect to each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding common stock, each director of the Company who owns common stock or options, and all directors and executive officers of the Company as a group. The table excludes disclosure of entities such as Cede & Co. and other companies which would reflect the ownership of entities who hold stock on behalf of shareholders.

As of December 31, 1996, there were 6,229,718 shares of the Company's common
stock outstanding.   The first column sets forth the total number of shares of
common stock which each named person or group has the right to acquire, through the exercise of options, within sixty (60) days, plus common stock currently owned. The third column sets forth the percentage of the total number of shares of common stock outstanding as of December 31, 1996 which would be owned by each named person or group upon the exercise of all of the warrants held by such person or group together with common stock currently owned, as set forth in the first column. Except as otherwise indicated, each person has the sole power to vote and dispose of each of the shares listed in the columns opposite his name.

Name and Address of                       Amount and Nature of
Beneficial Owner (1)                    Beneficial Ownership (2)   Percent of Class
-----------------------------------------------------------------------------------
Steven N. Brody                                       107,500 (3)               1.7%
36 Overlook Drive
Indiana, PA 15701
-----------------------------------------------------------------------------------
Thomas Zaucha                                         949,958 (4)              15.2%
100 Lafayette Circle
Indiana, PA 15701
-----------------------------------------------------------------------------------
David Watson                                           90,230 (5)               1.4%
202 Forest Ridge Road
Indiana, PA 15701
-----------------------------------------------------------------------------------
All directors and executive officers                   1,147,688               18.0%
as a group
-----------------------------------------------------------------------------------
Penn Vascular Lab P.C. and                               362,564                5.8%
Samuel L. Armfield, III, Jt. Ten
5931 Broad Street Mall
Pittsburgh, PA 15216
-----------------------------------------------------------------------------------

* Less than one percent
________________________

(1) Includes ownership of all shares of common stock which each named person or group has the right to acquire, through the exercise of options, within sixty (60) days, together with the common stock currently owned.

(2) Represents total number of shares of common stock owned by each person, which each named person or group has the right to acquire, through the exercise of options within sixty (60) days, together with common stock currently owned, as a percentage of the total number of shares of common stock outstanding as of December 31, 1996. For computation purposes, the total number of shares of common stock outstanding as of December 31, 1996 has been increased by the number of additional shares which would be outstanding if the person or group owned the number of shares set forth.

(3) Includes 50,000 shares of common stock and currently exercisable options to purchase 7,500 shares at $6.13 per share which expires at the earlier of 10 years or one year after termination and options to purchase 50,000 shares at $5.25 with same features and terms.

(4) Includes 667,201 shares owned directly by Mr. Zaucha and his wife, Alice L. Zaucha, as joint tenants, 207,757 shares are held by the Zaucha Family Limited Partnership whose sole and general partners are currently Zaucha, his spouse and their four children, and 75,000 shares which are held by Zaucha as sole beneficial owner.

(5) Includes 40,230 shares of common stock and currently exercisable options to purchase 50,000 shares at $5.50 per share which expires at the earlier of 10 years or one year after termination.


        INFORMATION REGARDING THE DIRECTORS AND OFFICERS OF THE COMPANY

Business Experience of Directors and Officers

     STEVEN N. BRODY, age 52, has been a Director since December 1995 and Chairman of the Board since February 1997. His term as a Director of the Company is for 1995-1997. He will stand for election at the next annual meeting in order for the shareholders to approve his directorship. He is the founder and principal consultant of Steven N. Brody Associates, an independent management consulting firm. He has assisted dozens of companies with development opportunities, market and product plans and strategies, expansion and corporate development programs, financial and organization strategies and operational performance/profit improvement. Prior to establishing his consulting practice in the late 1970s, Mr. Brody held senior management positions in strategic planning, marketing, and corporate development with the Standard and Poor's Corporation and Dun & Bradstreet Group. He is a graduate of Yale University (B.A. 1966) and in 1970 he received his M.B.A. from Columbia University's Graduate School of Business. He has been or is a member of the National Association of Corporate Directors, the Pittsburgh High Technology Council and the Central Pennsylvania Venture Investment Forum. His business address is that of the Company.

     CHARLES H. JARRETT, JR., age 69, has been a Director since November 1996. His term as a Director of the Company is for 1996-1998. He will stand for election at the next annual meeting in order for the shareholders to approve his directorship. He is a practicing attorney and partner with Plowman, Spiegel and Lewis, P.C., a law firm in Pittsburgh, Pennsylvania. Mr. Jarrett's practice focuses on corporate, banking, securities and commercial law. Prior to joining Plowman, Spiegel, Mr. Jarrett served as Senior Vice-President and General Counsel of Mellon Bank, N.A. and Vice-President, General Counsel and Secretary of its parent company, Mellon National Corporation. At Mellon Bank, Mr. Jarrett was responsible for Mellon Bank's compliance with the rules and regulations of the Federal Reserve Board, the Comptroller of the Currency and the Securities and Exchange Commission. Mr. Jarrett has also served as Assistant Corporate Secretary of Gulf Oil Corporation where he was responsible for compliance with securities laws; proxy and other shareholder matters; legal issues of corporate financing; employee benefit plans; and general corporate affairs. His business address is Plowman, Spiegel & Lewis P.C., 310 Grant Street, Pittsburgh, PA 15219-2204.

     JOHN LOMBARDI, CPA, age 31, is the Executive Vice President and Chief Financial Officer of the Company since September 1996; he is intimately involved in the overall debt restructuring, bank negotiations and restructuring of the operations of the Company. Prior to joining Northstar, Mr. Lombardi was promoted through the ranks of Arthur Andersen from staff auditor to experienced senior in the firm's audit and business advisory services practice. Mr. Lombardi has provided troubled company consulting services to publicly-held and privately-owned businesses ranging from $5 million to $1 billion in revenues in the distribution, health-care, construction, manufacturing, real estate and retail industries. He is a Certified Fraud Examiner and a member of the American and Pennsylvania Institutes of Certified Public Accountants and the Turnaround Management Association. His business address is that of the Company.

     HON. TIMOTHY L. PESCI, age 52, has been a Director of the Company since January, 1997. His term as a Director of the Company is for 1997-1999. He will stand for election at the next annual meeting in order for the shareholders to approve his directorship. He is a current member of the Pennsylvania House of Representatives reelected to consecutive two year terms since May 1989, representing Indiana and Armstrong counties. Prior to election as a State Representative, Mr. Pesci served as Armstrong County Controller from 1976 to 1989 while actively involved in numerous local public service organizations. His extensive experience in the public sector assists the Company in the areas of compliance and regulatory affairs as well as in understanding various healthcare payer markets from a regulatory perspective. His business address is Heritage Square; Suite #4, 170 Lincoln Street, Vandergrift, PA 15690.

     ROBERT J. SMALLACOMBE, age 61, has been a Director of the Company since May 1996 and Chief Executive Officer of the Company, since February 1997. His term as a Director of the Company is for 1996-1998. He will stand for election at the next annual meeting in order for the shareholders to approve his directorship. Mr. Smallacombe is an independent consultant specializing in crisis management and the reorganization and rejuvenation of failing companies and the growth of new or stalled companies. He has served as President and/or Chief Executive Officer of eight companies, successfully increasing their profitability and upgrading their management. He is experienced at negotiating out of troubled banking relationships as well as with customers, labor and suppliers. Most recently, he served as President of O'Brien Environmental and President and founder of Executive Advisory Group LTD. He received a Bachelor of Science degree from New York State University and served in the U.S. Marines from 1951 - 1953. Currently, he is a member of the American Institute of Industrial Engineers, World President Organization, and Philadelphia Presidents Organization. His business address is that of the Company.

     DAVID D. WATSON, M.S., P.T., E.C.S., age 42, has been a Director of the Company since May 1996 and President and Chief Operating Officer of Northstar Health Services, since November 1996. His term as a Director of the Company is for 1996-1998. He will stand for election at the next annual meeting in order for the shareholders to approve his directorship. Mr. Watson has over twenty
(20) years of experience in healthcare and physical therapy. Prior to the Northstar merger with Keystone Rehabilitation Systems, Mr. Watson was the Chief Operating Officer and Executive Vice President of Keystone. During Mr. Watson's employment with Keystone, he served as Facility Director, District Director, and Vice-President, where he was responsible for the management of 25 outpatient rehabilitation offices, 18 contracts and 4 hospitals. He is a graduate of the University of California and Duke University where he received his Masters degree in Physical Therapy. His business address is that of the Company.

Board Meetings; Committees

     Following the ouster of DeSimone, the Board of Directors met at least fourteen times during 1996. The directors, with the exception of Brody who has been present on the Board since shortly after the Northstar merger with Keystone, have been named to the Board at various times in 1996 and 1997. Following each directors' appointment, each has attended 100% of the meetings of the Board of Directors and committees on which he served, either in person or by teleconference.


Committees of the Board

     The Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominating Committee as well as a Standards Subcommittee of the Audit Committee.

     Audit Committee -- The functions of the Audit Committee are to review the Company's external and internal auditing procedures, to evaluate the Company's objectives and performance, and to study and make recommendations periodically to the Board on these and such other matters as the Audit Committee deems to be in the best interests of the Company. The Audit Committee regularly recommends the engagement of the Company's independent public accountants and reviews with them the plan and scope of their audit for the year, the status of their audit during the year, the results of such audit when completed and their fees for services performed. The Audit Committee also reviews with the Company's management the plan, scope and results of the Company's operations and discusses any recommendations or matters considered to be of significance. Following the ouster of DeSimone, the Audit Committee was formed on May 20, 1996, with Brody and Smallacombe as members. Smallacombe currently acts as Chairman. During 1996, the Audit Committee held ten meetings. The functions of the Standards Subcommittee of the Audit Committee are to determine the propriety of the option plans and to examine conflicts of interest. The Standards Subcommittee was formed in January 1997 with members Pesci and Jarrett as independent, disinterested, outside directors.

     Compensation Committee --The functions of the Compensation Committee are to review the salaries and other forms of compensation for directors, officers and key executives, to make recommendations to the Board of Directors with respect to the granting of stock options to directors, officers and key employees and to administer stock option and compensation matters generally. Following the ouster of DeSimone, the Compensation Committee was formed on May 20, 1996, with
members Brody and Smallacombe.   Jarrett was added as a member later.  During
1996, the Compensation Committee held six meetings.

       Nominating Committee -- The functions of the Nominating Committee are to evaluate and select nominees (in an effort to expand the Board of Directors) for appointment to the Board of Directors and to make recommendations to the Board regarding such candidates. The Nominating Committee develops guidelines of desired qualifications for nominees that reflect the current and future needs of the Company. Shareholder nominees are accepted by the Nominating Committee.
The Nomination Committee was created on November 4, 1996, with members Watson, Smallacombe and Brody. During 1996, the Nomination Committee held two meetings.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

     Each Director who is not an employee of the Company receives a quarterly retainer fee of $3,000, an attendance fee of $1000 for each meeting at which he is present in person and $250 for each telephonic meeting. The meeting fees are not paid to those directors with consulting contracts with the Company. Each member of the Audit Committee receives an attendance fee of $500 for each meeting at which he is present in person. Those directors with consulting contracts do not receive compensation for the committee meetings.

Certain Relationships

     In connection with the Keystone acquisition, Zaucha and Watson, who both sold interests in the former Keystone and are now officers with Northstar, have debt and other amounts owed directly to them of $3,265,788 and $260,958 respectively, as of December 31, 1996. In addition, Zaucha's family partnership is owed $921,344 as of December 31, 1996.

     As required under the terms of the merger agreements, Zaucha paid for and the Company transferred to the Zaucha Family Limited Partnership, of which Zaucha is a general partner, all of the real estate previously owned by Keystone. Those parcels used in Keystone's business were then leased to Keystone. After researching the various leasing opportunities in comparable areas, the Company has determined that the leasing rates charged by Zaucha are substantially higher than those rates charged in comparable areas. During 1996, the Company paid approximately $470,000 for the Zaucha leased space.

     During 1996, the Company paid Plowman, Spiegel and Lewis, P.C. legal fees for services provided in conjunction with the Company's investigation of prior management. Those fees totaled $ 32,548.20.

Compensation of Executive Officers

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1996, 1995 and 1994, for those persons who were, at December 31, 1996 (i) the Chief Executive Officer, and (ii) the other most highly compensated executive officers of the Company whose remuneration exceeded $100,000 (the "Named Executives").


                           SUMMARY COMPENSATION TABLE

                                                               (1)Long Term
                           Annual    Compensation              Compensation
------------------------------------------------------------------------------------
                                                                Awards      (2)All
                                                              -----------   Other
                                                               Securities    Compen-
Name and           Year  Salary ($)  Bonus ($)       (2)       Underlying    sation
 Principal                                          Other       Warrants
 Position                                           ($)           (#)
------------------------------------------------------------------------------------
Thomas W.          1996   $150,000       $      0   $125,000*          -0-      $300*
 Zaucha,
 Chairman and      1995   $ 17,308       $      0   $      0           -0-      $300
 CEO (3)
                   1994     N/A           N/A        N/A               N/A       N/A
------------------------------------------------------------------------------------
David D.           1996   $ 75,000       $      0   $ 75,000           -0-      $300
 Watson,
 President and     1995   $  6,635       $      0   $      0        50,000      $300
 COO (4)
                   1994     N/A           N/A        N/A               N/A       N/A
------------------------------------------------------------------------------------
John A.            1996   $ 30,156       $      0   $      0           -0-      $  0
 Lombardi,
Executive          1995     N/A           N/A        N/A               N/A       N/A
 V.P., CFO
 and Treasurer     1994     N/A           N/A        N/A               N/A       N/A
 (5)
------------------------------------------------------------------------------------
Ralph C.           1996   $ 85,531       $182,538   $      0           -0-      $300
 Sweithelm,
 President         1995   $  6,338       $  8,957   $      0           -0-      $300
 Keystone
 Rehabilitation    1994     N/A           N/A        N/A               N/A       N/A
 Systems (6)
------------------------------------------------------------------------------------

*SUBJECT TO COMPLETION

 (1) The Company has a 401(k) plan which is being merged with the Keystone 401(k) plan. The plans call for certain matching contributions by the employer equal to 50% of the participants contribution up to a maximum employer contribution of $300 per year. The plan also calls for discretionary employer contributions, none of which were made after the November, 1995 merger of Northstar and Keystone.

 (2) During the year ended December 31, 1996, the Named Executives received medical benefits under the Company's group insurance policy, including disability and life insurance benefits which are equivalent to such benefits paid to all other full-time employees. The aggregate amount of all perquisite compensation was less than 10% of the total annual salary and bonus reported for each Named Executive with the exception of Mr. Zaucha, who received $14,400 in lease payments for his Mercedes Benz in addition to his other benefits.

 (3) During 1996, Mr. Zaucha received cash compensation in the amount of $275,000. That amount is comprised of $150,000 in salary and $125,000 in deferred compensation which was a provision of the November 1995 merger between Northstar and Keystone negotiated by Mr. Zaucha and Mark DeSimone. During 1995, Mr. Zaucha received compensation in the form of $150,000 in annual compensation, $125,000 pursuant to his employment contract, which is summarized herein.
Zaucha also receives funds from the Company in the form of lease payments, deferred compensation and other related-party transactions which relate to the merger of Keystone and Northstar (See, "Certain Relationships").

 (4) David Watson holds a note payable from Northstar resulting from the November 1995 merger which pays him an additional $75,000 annually.

 (5) Mr. Lombardi was hired by the Company in September 1996 pursuant to an employment contract which is summarized herein. His annual salary pursuant to such contract is $112,000.

 (6) Because Mr. Sweithelm is the president of the Company's largest revenue-generating subsidiary, he performs policy-making functions for Northstar and is included as a Named Executive.


                     Option/SAR Grants in Last Fiscal Year

     No options or stock appreciation rights were granted to any Named Executive during 1996.


                      Option/SAR Grants During Fiscal 1995

     The following table sets forth the option grants to the Named Executive set forth below. This table is included because, due to problems discussed elsewhere, the Company did not file its Form 10-K for the Fiscal Year ended December 31, 1995.

     There were no option or SAR grants to any Named Executive during the Fiscal Year Ended December 31, 1996.

                                                                                    POTENTIAL REALIZED
                                                                                     VALUE AT ASSUMED
                                                                                  ANNUAL RATES OF STOCK
                                                                                  PRICE APPRECIATION FOR
                            INDIVIDUAL GRANTS                                         OPTION TERM (3)
--------------------------------------------------------------------------------------------------------------
                                    Percent of
                      Number of       Total
                      Securities   Options/SARs
                      Underlying    Granted to     Exercise
                       Options/    Employees in     or         Expiration
Name                   SARs        Fiscal Year    Base Price      Date         5% ($)    10% ($)    0% ($)
                       Granted (#)    (1)           ($/Sh)
---------------------------------------------------------------------------------------------------------
David D. Watson,          50,000           12.6%       $5.50     11/16/05   $174,500   $440,000   ($2,000)
 President and COO                                                     (2)
---------------------------------------------------------------------------------------------------------

__________________________________
 (1) For purposes of calculating this percentage, the total number of options granted during 1995 was 395,287.

 (2) The options were granted for a term of ten years; however, in the event that the Named Executive's employment is terminated earlier, the options will expire three months after the Named Executive's termination.

 (3) Potential realizable values reflect the difference between the option exercise price and the fair value of the Company's common stock price from the date of the grant until the expiration of the option. The 5% and 10% appreciation rates, compounded annually, are assumed pursuant to the rules promulgated by the SEC and do not reflect actual historical or projected rates of appreciation of the common stock. Assuming such appreciation, the following illustrates the per share value on the dates set forth (the expiration dates for the options), assuming the values set forth (the closing bid price on the date of the extension as reported by NASDAQ):

          STOCK PRICE ON     EXPIRATION
          DATE OF GRANT         DATE        5%     10%
          -------------         ----        ---    ----

          11/16/95: $5.54     11/16/05     $9.03   $14.34

 The foregoing values do not reflect appreciation actually realized by the Named Executive (See, "Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Value" Table, Below).

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

                                              Number of           Value of
                                             Securities       Unexercised In-
                                             Underlying           the-Money
                                             Unexercised      Options/SARs at
                                           Options/SARs at       FY-End ($)
                                              FY-End (#)
------------------------------------------------------------------------------
  Name      Shares         Value          Exercisable/        Exercisable/
            Acquired on    Realized ($)   Unexerciseable (1)  Unexercisable (2)
            Exercise (#)
------------------------------------------------------------------------------
David D.                0            $0           50,000 (3)  $N/A
 Watson
------------------------------------------------------------------------------

------------------
(1)  All options held by the Named Executive are currently exercisable.

(2) Because the market price of the Company's common stock was $.9375 as of December 31, 1996, the Named Executive's options were not In-the-Money Options at fiscal year end.

(3) Includes options to purchase 50,000 shares of common stock at $5.50 per share.


             SUMMARY OF EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVES


 The Company has employment contracts with its Named Executives Thomas W. Zaucha, David D. Watson, John A. Lombardi, and Ralph C. Sweithelm.


Zaucha

     Mr. Zaucha's contract with the Company is dated November 15, 1995 and has a five-year term. Pursuant to the contract, Mr. Zaucha was to serve as the Company's CEO with a base salary of $125,000. The contract contains confidentiality and non-compete provisions. Mr. Zaucha also receives compensation from the Company in other capacities outside of his role as its CEO. On February 13, 1997, the Board removed Zaucha for cause from his office as Chief Executive Officer.


Watson

     Mr. Watson's contract with the Company is dated November 15, 1995 and has a five-year term. Pursuant to the contract, Mr. Watson serves as the Company's President with a base salary of $ 75,000. The contract contains confidentiality and non-compete provisions.

Lombardi

     Mr. Lombardi's contract with the Company is dated September 16, 1996 and has a renewable one-year term. Pursuant to the contract, Mr. Lombardi serves as the Company's Executive Vice President, Chief Financial Officer and Treasurer with an annual salary of $112,000. The contract also entitles Mr. Lombardi to options to purchase 25,000 shares of common stock at a price of $1.75 per share (the prevailing market price) on the effective date of his employment contract, and options to purchase 50,000 shares of common stock at a price of $2.00 per share; however, such options are not exercisable until the Company's common stock is listed and trades at a price in excess of $5.93 per share for a period of ten consecutive trading days. None of the options have been issued as of the
date of this filing.   The contract contains confidentiality provisions and a
non-compete clause.


Sweithelm

     Mr. Sweithelm entered into an updated employment contract with the Company in January, 1997. Pursuant to the contract, he serves as the president of Northstar's subsidiary Keystone Rehabilitation Systems, Inc. The contract has a five-year term, renewable for one-year terms and provides for an annual salary of $85,531. In addition, Mr. Sweithelm is entitled to incentive compensation
based on Keystone's quarterly performance.   The contract entitles Mr. Sweithelm
to options to purchase 50,000 shares of common stock; none of those options have
been issued as of the date of this filing.   The contract contains
confidentiality provisions and a non-compete clause.


                         COMPENSATION COMMITTEE REPORT


Report On Executive Officer Compensation

     The Company's current Compensation Committee was formed in May, 1996. The only Named Executive whose salary has been determined and approved by the current Compensation Committee is Mr. Sweithelm, whose bonus compensation is directly tied, via a set formula, to the performance of Keystone Rehabilitation Systems, a subsidiary of Northstar of which Mr. Sweithelm is president. The other Named Executive Officers' salaries are determined by their employment contracts, which were negotiated and approved by the previous Compensation Committee, which also approved the consulting contracts with the directors. The current Compensation Committee also approved the renewal of consulting contracts with Brody and Smallacombe that had originally been approved by the Company.

     Prior to the termination of Mr. Zaucha as CEO, the Compensation Committee was actively involved in analyzing his compensation. The Compensation Committee had determined that Mr. Zaucha was being overcompensated by the Company through his role as CEO, director, creditor, and landlord, and sought to renegotiate Mr. Zaucha's total payment package, including his compensation. Mr. Zaucha was consistently unresponsive to the Compensation Committee and refused to negotiate despite repeated requests.

     The Compensation Committee is reviewing the Company's stock option plans and will present a plan for shareholder approval at the next Annual Meeting, which is anticipated for August, 1997.


Deductibility of Executive Compensation Expense Under Federal Tax Laws

     When awarding compensation to its executives, the Board of Directors and the Compensation Committee has considered the impact of provisions of the Internal Revenue Code of 1986, as amended, that in certain circumstances disallow compensation deductions in excess of $1 million for any year with respect to the Company's Named Executives ("Section 162(m)"). While the Company does not expect that these provisions will limit its tax deductions for executive compensation in the near term, in the future, the Board may determine to adopt a compensation program which does not satisfy the conditions of Section 162(m) if in the Board's judgment, after considering the additional costs of not satisfying Section 162(m), such program is appropriate.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of Charles Jarrett, Esq., Steven Brody
and Robert Smallacombe.   Of this group only Mr. Brody was an officer or
employee of the Company or its subsidiaries as of December 31, 1996. In February 1997, Mr. Smallacombe was hired as interim CEO to replace Mr. Zaucha, who was terminated for cause. No executive officer of the Company serves as an officer, director or member of a compensation committee of any entity, excluding non-profit and charitable organizations. During 1996, Messrs. Brody and Smallacombe were compensated as consultants to the Company. A summary of their consulting contracts is set forth below.

Brody

     Mr. Brody's original consulting contract with the Company was dated January 1, 1996 for a term of one year, renewable month by month thereafter. Pursuant to the contract, Brody would provide to Northstar services related to strategic
planning and growth management.   For performance of these services Brody was
paid a monthly retainer fee of $3,000 plus expenses and an overage fee of $150 per hour for time in excess of 20 hours per month. This contract was suspended on March 19, 1996 when Brody began heading-up the Investigative Committee.
On April 5, 1996, Brody entered into a contract with the Company whereby he would perform all of the duties from the January 1, 1996 contract as well as additional investor relations responsibilities, search activities for new directors, negotiations with lenders and interfaces with investment bankers,
related to his position as head of the Investigative Committee.   This contract
calls for Brody to be compensated at the rate of $150 per hour plus expenses for the services rendered. In the event that Brody is engaged in services for Northstar in excess of 60 hour per week, the excess hours are billed at a rate of $250 per hour. The director services agreement also provided Brody with non-qualified stock options ranging from 75,000 to 150,000 shares of common stock of Northstar depending on his performance, exercisable at the lowest closing price for Northstar common stock during the period March 19, 1996 and ending at the formal termination of the investigation. To date, none of such options have been issued. On the same date, Brody entered into another contract with the Company whereby he would perform various services related to an investigation of the former management of Northstar and its activities. This contract calls for Brody to be compensated at the rate of $150 per hour plus expenses for the services rendered. If Brody performs services in excess of 20 hours per month regarding the above investigation, all hours in excess of 20 hours will be billed to the Company at $250 per hour. Since July 1996 when the Interim Report of the Investigative Committee was completed, no material billings have been made on this contract.

Smallacombe

     Mr. Smallacombe entered into a contract with the Company on August 18, 1996, whereby he agreed to provide consulting services related to crisis and financial management and restructuring. This contract was extended in January 1997 for a period of eight months, concluding September 30, 1997. The Company agreed to compensate Smallacombe $6,500 per week for those services. The contract also provided 100,000 in non-qualified stock options for those services, exercisable when the Company's common stock is listed and trades in excess of $5.93 for at least fifteen consecutive trading days. To date, none of such options have been issued. The contract was renewed for an additional eight months effective January 20, 1997. When Smallacombe was appointed CEO, this consulting contract was transformed into an employment contract with the same terms.

                                    Respectfully Submitted,

                                    Charles Jarrett, Esq.
                                    Steven N. Brody
                                    Robert Smallacombe

            DIRECTORS AND OFFICERS PURCHASE AND SALES OF SECURITIES

     The following directors and officers acquired shares of Northstar common stock during 1995: Brody - 50,000 shares; Watson - 40,230 shares. No other director or officer sold or purchased Northstar common stock within the past two years.

                               STOCK OPTION PLAN

     In response to the crisis situation facing the Company beginning in the Spring of 1996 upon the resignation of KPMG, the Company, upon Zaucha's recommendation, appointed Brody to head a special committee to examine numerous
concerns raised by the unfinished KPMG audit.   Brody was recruited to the
Company by Zaucha. At that time, Zaucha entered into a consulting agreement with Brody which provided broad authority appropriate in order to form the Investigation Committee of the Board of Directors to investigate related-party transactions and other matters raised by KPMG at the time of their resignation. As part of his consideration for agreeing to undertake a position as a Board member and to head the Special Investigation, among other incentives, Brody received in his consulting agreement, the right to issuance by the Company of non-qualified stock options ranging from 75,000 to 150,000 shares of common stock of Northstar depending on performance. The stock options granted in his Consulting Agreement dated April 5, 1996 were negotiated and approved by Zaucha and corporate counsel to the Company.

     Among the specific responsibilities under Brody's contract was the responsibility to recruit new board members to fill vacancies and establish a competent management team. Smallacombe, who had been referred as a consultant and Board member candidate by Arthur Andersen, as a turnaround and crisis-management expert was hired by Northstar in July 1996. Like Brody, Smallacombe negotiated an agreement with Zaucha prior to his agreement to provide services to the Company. He was granted the right to issuance by the Company of non-qualified stock options totaling 100,000 shares of the common stock of Northstar. Thereafter, Watson joined the Board of Directors and was likewise promised, in addition to certain incentive-based options already approved by Stockholders, non-qualified stock options. Thus, the Stock Option Plan which was recommended by the Compensation Committee on December 27, 1996, was a plan designed, in part, to fulfill the already existing contractual obligations of the Company created by Zaucha with respect to Brody, Smallacombe and Watson.

      The stock options were also designed to reward and incent the Board members for their current and future services to the Company. Clearly, the Company was in severe distress resulting from shareholder suits, pressure from its' senior lender and the demands of the Special Investigation. Immediate and specialized expertise was critical to the Company's survival. That type of expertise, given the breadth of the problems facing the Company, would be extremely expensive and well beyond the Company's ability to pay in cash given its then-existing circumstances. The Company's ability to grant options was and
is an attractive and viable alternative.   As a result of the efforts of the new
Board, Northstar built a competent new management team. A new CFO was hired out of the ranks of Arthur Andersen, and the Company has restructured its operations, successfully trimming expenses.

     In spite of the accomplishments of the Board and in spite of the existing contractual obligation created by Zaucha to issue options, no options have been issued as of this date. At the February 13, 1997, meeting of the Company's Board, the Board voted in favor of a resolution to send to the Compensation Committee, for review , a proposed resolution providing that the stock option grants previously made on January 15, 1997, be declared non-exercisable until such time as the grants had been reviewed by Stockholders. In point of fact, the only options which have been issued to members of the new Board are options granted to Brody to purchase 7500 shares, exercisable at $6.13, and options to purchase 50,000 shares exercisable at $5.25.

     Not only was the proposed stock option plan reviewed by the Company's then-securities counsel, Buchanan Ingersoll, but the Board also obtained a fairness opinion regarding the issuance and valuation of the options from

Compass Capital Advisers, an independent valuation consultant. Prior to making the recommendation for issuance of the stock options, the Compensation Committee reviewed numerous reports and data available from other public companies similar in size to Northstar, compensation surveys published by executive recruiting consultants and comparative data on executive compensation published by the National Association of Corporate Directors.

     The Compensation Committee explored the methods and available compensation alternatives for compensating directors, consultants and other advisers for services provided in a crisis setting as was being experienced by Northstar. In general, the policies and criteria utilized by the Compensation Committee in setting the remuneration of the Company's directors, in both a fiduciary and a consulting capacity, were designed to attract and retain qualified independent and disinterested individuals with value-added experience and skills in the areas of strategic planning, business law, accounting, banking and finance, operations, the health-care industry, capital access and financial strategy, organization development, corporate restructuring, turnaround and general management.

      All of these considerations should be viewed in conjunction with the personal sacrifices made by these individuals in order to be able to provide day-to-day management of the Company. Both Mr. Smallacombe and Mr. Watson have relocated their families to Indiana, Pennsylvania in order to meet the objectives of the Board in completing the recovery of Northstar. Other members of the Board and the key employees of the Company have resigned stable positions with other reputable companies in order to be able to dedicate their time and talents to Northstar's turnaround. Still others have deprioritized their existing business and client commitments to be able to prioritize the interest of Northstar and its stockholders.

     This Company cannot compensate these directors at competitive rates in cash compensation. Accordingly, this Stock Option Plan was designed to fairly compensate the Company's directors in remuneration other than cash at competitive rates for time and extraordinary commitment which crisis-management demands in a public company setting and for which their experiences and skills command under crisis conditions.

                               LEGAL PROCEEDINGS

     In September 1996, after an internal investigation by Northstar's directors and Investigative Committee headed by Steven N. Brody, Northstar filed suit in federal court against Mark A. DeSimone, his wife Leslie M. DeSimone, his cousin James P. Shields and several other related parties as well as Richard A. Eisner & Co., LLP, Northstar's former accountants and auditors (No. 96-1695 W.D. Pa.). The lawsuit seeks damages from the defendants for their allegedly illegal actions which harmed the Company and its shareholders from late 1991 until late 1995. The suit sets forth allegations in connection with the defendants' ongoing pattern of fraud, deceptive conduct, theft, and other offenses, as well as DeSimone's and his associates' misappropriation, diversion and conversion of Northstar assets and funds for their own illegal benefit. Northstar's claims against Richard A. Eisner & Co., LLP are based on that accounting firm's alleged negligence, recklessness and failure to conduct proper audits which enabled DeSimone and the other defendants to defraud the Company, resulting in sizeable losses to the Company and its shareholders. Northstar is currently engaged in discovery and settlement discussions with certain defendants. A copy of the complaint, which includes claims under the Racketeer Influenced and Corrupt Organizations Act ("RICO"), is available from the Company upon the request of any shareholder. Due to the preliminary nature of this proceeding, it is impossible to make any representation regarding its outcome, although the Company is committed to vigorously pursuing all of its remedies against the defendants and any other party found liable for the damage to Northstar.

     In response to Northstar's suit against DeSimone and the other defendants, Coregis Insurance Company, which insured DeSimone's former law firm, brought an action in federal court (No. 96-2243 W.D. Pa.) to determine its obligations to defend DeSimone and his former law firm. Although the action names Northstar, its primary purpose is to determine the obligations of the insurance company; the outcome of this suit may have an impact upon Northstar's ability to recover damages in connection with its lawsuit against DeSimone and others.

     In April 1996, the first of seven class action lawsuits against Northstar and certain of its former officers and directors was filed in federal court by Northstar shareholders; all of such suits were consolidated into one action (No.

96-1399 W.D. Pa.). The suit alleges violations of federal securities laws by Northstar and its former officers and directors Mark A. DeSimone, Michael Pitterich, Michael Kulmoski, Jonathon Petruska and Daniel Dickman in connection with the defendants' alleged scheme to disseminate false and misleading information regarding the Company, its operations, financial status and related-party transactions and to enrich themselves in the process. Settlement negotiations, which also involve Richard A. Eisner & Co., LLP, Northstar's former independent accountant and auditor, are continuing, and the plaintiffs
have claimed damages of approximately $20,000,000.    It is not possible to make
any representations regarding the outcome of this suit at this time; however, the Company is diligently pursuing all avenues for a reasonable settlement. The Company's current officers and directors, none of whom are named in the class action suit, are pursuing settlement negotiations on behalf of the Company, and have filed an action against Northstar's former officers, directors and auditors, as set forth above.

     In May 1996, a group of Northstar shareholders filed an action in California state court against Northstar and its former officers and directors Mark A. DeSimone, Michael J. Kulmoski, Jr. and Northstar's former auditors, Richard A. Eisner & Co., LLP. The suit alleges violations of California state law, as well as breaches of fiduciary duty and fraud. These claims also arise out of the false and misleading statements concerning Northstar and its financial condition which were disseminated by the individual defendants. The plaintiffs have not filed a statement of damages, and the court has scheduled settlement and discovery activities. It is not possible to make an assessment of the impact of this action upon the Company at this time.

     In July 1996, Michael Kulmoski, Jr., a named defendant in both Northstar's lawsuit and the class action, filed a demand for arbitration against Northstar for breach of his employment contract and other related matters. Kulmoski is seeking damages of approximately $500,000. A preliminary hearing was held on February 19, 1997, at which a scheduling order and discovery schedule were issued. No date has been scheduled for the arbitration hearing.

     In February 1997, the Company and Samuel Armfield III, M.D, reached a settlement in regard to the various claims that each had against the other, resulting from the acquisition by the Company of the stock of Vascusonics, Inc. and certain of the assets of Penn Vascular Labs, P.C.

     In January, 1997, the justice department initiated an action against Samuel Armfield, III, M.D. for claims amounting to $300,000 in connection with Dr. Armfield's Medicare billings. Although such claims could be trebled if Dr. Armfield is convicted, the Company believes that its exposure, through its dealings with Vascusonics would aggregate $50,000 to $100,000. In addition, the Company has recourse against Dr. Armfield for any amounts assessed against the Company, which the Company plans to aggressively pursue, if necessary.

     On February 10, 1997, Thomas W. Zaucha filed suit against Northstar Health Services, Inc. ("Northstar") and all members of its Board of Directors in the Delaware Chancery Court, Civil Action No. 15530. His litigation commenced on the same day that Zaucha's Committee filed with the U.S. Securities and Exchange Commission its preliminary consent materials in connection with this current Solicitation and Revocation. Zaucha began his lawsuit without providing any prior notice to the Company or fellow Board members. The Company believes that, had Zaucha fulfilled his duty of candor to the Company, and requested clarification of issues, he could have avoided unnecessary and potentially costly litigation.

     The Company intends to move for dismissal of Zaucha's request for declaratory relief for want of an actual or possible case or controversy. His request for declaratory relief is based upon Zaucha's own apparent misconception of important shareholder suffrage rights. Although the Board, with Zaucha abstaining, approved certain Bylaw amendments, the Board has not proposed or adopted amendments to the Company's articles of incorporation, which amendment would be required to eliminate shareholder's right to take action by written consent/4/.

-------------------------
/4/ The Zaucha Committee's own current Solicitation of shareholder consents bears testimony to the vitality of shareholder suffrage rights inherent in Northstar's articles of incorporation under Delaware law.

     Zaucha also seeks injunctive relief to prevent the Company from enforcing a conventional Bylaw feature adopted on January 21, 1997. That amendment (providing for removal of directors for cause by a 2/3 vote of shareholders) was enacted in response to the circumstances in which the Company now finds itself due, in part, as the result of Zaucha's own actions and omissions. The amendments were designed solely to enable the Company to provide a stable Board in negotiations with IBJ Schroder, the Company's senior lender. Moreover, the Company has always had a staggered Board, believed by the Company, since its inception, to be a desirable mechanism.

     The Company intends to oppose vigorously Zaucha's attempt to enjoin a bylaw the Board believes is necessary, at this time, to reassure the Company's creditors. While it is impossible to predict the outcome of the Delaware litigation, the Company intends, if successful, to seek recovery from Zaucha of the Company's costs expended in defending litigation.


                          SOLICITATION OF REVOCATIONS

     The expense of preparing, printing and mailing this Revocation of Consent Statement, and the total expenditure relating to the solicitation of revocations of consent (including, without limitation, costs, if any, relating to fees of attorneys, accountants, public relations or financial advisers, solicitors, advertising, printing, transportation and litigation) will be bourne by the Company. In addition to the use of the mails, revocations of consent may be solicited by officers, directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will provide reimbursement for the cost of forwarding such materials in accordance with customary charges. The Company has retained Georgeson & Company Inc. to aid in the solicitation of revocations of consent, including soliciting revocations of consent from brokerage firms, banks, nominees, custodians and fiduciaries. Approximately five persons will be utilized by such firm in its solicitation efforts. The fees of such firm are estimated at $100,000 plus out-of-pocket costs and expenses. The Company has also authorized Advest to act as investment banking counsel. Approximately three employees of Advest may be utilized in the solicitation. Advest will receive $100,000 as a fee typically rendered for advisory, investment banking and corporate banking services connected with the present solicitation of revocations of consent.

     The Company estimates that its total expenditures relating to the solicitation of revocations of consent (excluding costs represented by salaries and wages of regular employees and officers) will be approximately $750,000. The Company to date has incurred approximately $250,000.


Participants in the Solicitation

     The participants in this solicitation include: Northstar Health Services, Inc. ("Northstar")and the following directors of Northstar: Steven N. Brody, Charles B. Jarrett. Jr., and Timothy L. Pesci. Northstar's employee participants include John Lombardi (Executive Vice-President and Chief Financial Officer), Robert J. Smallacombe (Director and Chief Executive Officer), David D. Watson (Director, President and Chief Operating Officer), Edward Banos (President of Northstar Medical Services, Inc.), Elaine Professori (President of Direct Provider Network, Inc.), Brian K. Strong (President of Ability Plus Rehabilitation Management Company), and Ralph Sweithelm (President of Keystone Rehabilitation Systems, Inc.). No participant individually owns more than 1% of the outstanding shares of Northstar's common stock, with the exception of Steven
N. Brody, who owns 1.7% of the outstanding shares of Northstar's common stock, David D. Watson who owns 1.4% of the outstanding shares of Northstar's common stock, and Brian K. Strong, who owns 1.5% of the outstanding shares of Northstar's common stock.

Share Transactions by Participants; Other Contract; Arrangements and Understandings

  Purchases and Sales of Shares

     No other participant (exclusive of those included in the section "Directors and Officers Purchase and Sales of Securities") purchased or sold shares of Northstar common stock within the past two years.


   Participant Compensation

     The following table sets forth the compensation paid to Company employees participating in the revocation of consents referred to above (exclusive of those Named Executives included in the "Summary Compensation" Table):

                           Annual Compensation                (1) Long Term
                                                               Compensation
-----------------------------------------------------------------------------------
Name and             Year   Salary ($)  Bonus ($)  (2)     Awards         All
 Principal                                        Other   Securities      Other
 Position                                          ($)    Underlying      Compen-
                                                           Warrants       sation
                                                             (#)
-----------------------------------------------------------------------------------
Brian Strong,        1996   $122,500     $1,315     $ 0           -  0-        $300
 President
 Ability Plus        1995   $ 41,889     $    0     $ 0           -  0-        $300
 Rehabilitation
 Management          1994  N/A             N/A      N/A            N/A          N/A
 Systems
-----------------------------------------------------------------------------------
Elaine               1996   $ 90,524     $2,000     $ 0           -  0-        $300
 Professori,
 President           1995   $  6,285     $    0     $ 0           -  0-        $300
 Direct
 Provider            1994  N/A             N/A      N/A            N/A          N/A
 Network
-----------------------------------------------------------------------------------
Edward               1996   $ 60,699     $8,877     $ 0           -  0-        $300
 Banos,
 President           1995   $ 22,361     $    0     $ 0           -  0-        $300
 Northstar
 Medical             1994  N/A             N/A      N/A            N/A          N/A
 Services
-----------------------------------------------------------------------------------

   (1) The Company has a 401(k) plan which is being merged with the Keystone 401(k) plan. The plans call for certain matching contributions by the employer equal to 50% of the participants contribution up to a maximum employer contribution of $300 per year. The plan also calls for discretionary employer contributions, none of which were made after the November, 1995 merger of Northstar and Keystone.

   (2) During the year ended December 31, 1996, the employees received medical benefits under the Company's group insurance policy, including disability and life insurance benefits which are equivalent to such benefits paid to all other full-time employees. The aggregate amount of all perquisite compensation was less than 10% of the total annual salary and bonus reported for each employee.


Other Contracts, Arrangements and Understandings with Participants

          Except as set forth in this document, no participant referred to above
is, or was within the past year, a party   to any contract, arrangement or
understanding with any person with respect to any future employment by the
Company   or its affiliates, or with respect to any future transaction as to
which the Company or any of its affiliates will or may   be a party.